Exhibit 11(a)



                CONSENT OF INDEPENDENT AUDITORS




We consent to the references to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the incorporation by reference of our reports dated July 26, 1996 with respect to Stein Roe Government Reserves Fund and
Stein Roe Cash Reserves Fund, August 2, 1996 with respect to Stein Roe Government Income Fund and Stein Roe Limited Maturity Fund, and August 8, 1996 with respect to Stein Roe Intermediate Bond Fund and Stein Roe Income Fund in the Registration Statement (Form N-1A) and related Prospectuses of Stein Roe Income Trust, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 30 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-02633) and in this Amendment No. 31 to the Registration Statement under the Investment Company Act of l940 (Registration No. 811-4552).




                                       ERNST & YOUNG LLP


Chicago, Illinois
October 28, 1996